UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: September 7, 2017

CHESS SUPERSITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada M3C 3L8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company    ☒

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

From June 28, 2017, the date of the Company’s last report under this Item 3.02, through the date of this Report, the Company issued shares of its common stock (“Shares”) in seven (7) private transactions.

Effective September 7, 2017, the Company issued 1,400,000 shares of common stock to each of Rubin Schindermann and to Alexander Starr, the Company’s officers and directors, at a price per share of $0.0001 in payment of $140,000.00 of unpaid compensation owed to each of them.

Effective November 28, 2017, the Company issued 4,000,000 shares of common stock to each of Rubin Schindermann and to Alexander Starr, the Company’s officers and directors, at a price per share of $0.01 in payment of $40,000.00 of unpaid compensation owed to each of them.

Effective November 30, 2017, the Company issued an aggregate of 1,555,784 shares to three (3) non-affiliate holders of the Company’s convertible promissory notes. The shares were issued at a price of $0.008 per share upon the conversion of outstanding interest and principle balances owed on the notes.

The number shares reported issued on September 7, 2017 reflect the 1-for-1,000 reverse stock split of the Company’s outstanding common stock which was effective November 1, 2017.

The Shares were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (“1933 Act”), for transactions not involving a public offering and under Regulation S adopted under the 1933 Act for offers and sales made outside the United States to non-U.S. Persons, as defined in Regulation S.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESS SUPERSITE CORPORATION

Dated: December 4, 2017	By:	/s/ Rubin Schindermann
Chief Executive Officer